Exhibit 99.1

News Release

For information contact:

Sherry Magee

Senior Vice President Communications

CNL Financial Group

(407) 650-1223

CNL HEALTHCARE PROPERTIES BROADENS PORTFOLIO WITH NINE SENIOR HOUSING COMMUNITIES

— Company invests more than $225 million in properties in Texas and Illinois —

(ORLANDO, Fla.) July 23, 2014 — CNL Healthcare Properties, a real estate investment trust (REIT) focused on senior housing and healthcare facilities, has completed the acquisition of a portfolio of seven senior housing communities in Texas and one in Illinois for approximately $187.2 million with potential adjustments related to property net operating income. The eight properties collectively have 798 units and 72 skilled nursing beds were acquired from South Bay Partners, Ltd., a Dallas-based senior housing development company.

Additionally, CNL Healthcare Properties has formed a joint venture with South Bay Partners to develop a $38.2 million independent living community in Katy, Texas. South Bay will manage the community upon completion.

“South Bay Partners has a long and outstanding track record of developing well-located and high-quality senior living communities to meet both the healthcare needs and lifestyle requirements of today’s resident,” said Stephen H. Mauldin, president and CEO of CNL Healthcare Properties. “We are excited and pleased to extend our important relationship with South Bay in the development of a new community in Texas and know that it, as well as the eight existing assets we are acquiring, will be strong additions to the CNL Healthcare Properties portfolio.”

The properties acquired from South Bay Partners include: Watercrest at Mansfield, an independent living community and Isle at Watercrest - Mansfield, an assisted living and memory care facility both in Mansfield, Texas; Watercrest at Bryan, an independent living community and Isle at Watercrest - Bryan, an assisted living and skilled nursing facility both in Bryan, Texas; Isle at Cedar Ridge, an assisted living and skilled nursing facility in Cedar Park, Texas; Legacy Ranch Alzheimer’s Special Care Center, a memory care community in Midland, Texas; The Springs Alzheimer’s Special Care Center, a memory care facility in San Angelo, Texas; and HarborChase of Plainfield, an assisted living and memory care community in Plainfield, Illinois.

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JEA Senior Living will manage Isle at Watercrest - Bryan, Isle at Cedar Ridge, Legacy Ranch and The Springs. Harbor Retirement Associates will manage HarborChase at Plainfield. Integrated Senior Living will manage Isle at Watercrest - Mansfield and Watercrest at Bryan. Watercrest at Mansfield will be managed by an affiliate of South Bay Partners.

“Our targeted investment in these communities further allows us to deepen our relationships with dynamic, leading operators” Mauldin said. “We have developed great confidence in the capabilities of JEA Senior Living, Harbor Retirement Associates and Integrated Senior Living to create and sustain engaging environments and communities where residents thrive.”

About CNL Healthcare Properties

CNL Healthcare Properties, Inc., is a real estate investment trust (REIT) that focuses on acquiring properties in the senior housing and healthcare sectors, both stabilized and development, as well as other income-producing properties, real-estate related securities and loans. CNL Financial Group, LLC is the sponsor of CNL Healthcare Properties. For more information, visit www.CNLHealthcareProperties.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $28 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit www.cnl.com.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

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For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s Web site at www.CNLHealthcareProperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

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